UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

ORIGINALLY NEW YORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50013	91-2107890
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2505 Anthem Village Dr., Suite E-404 Henderson, Nevada 89052
(Address of principal executive office)

(702) 407-8222
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On October 11, 2006, Originally New York, Inc. (the “Registrant”) entered into a Letter of Intent (“LOI”) with James Monroe, a Delaware corporation. The LOI provides that James Monroe will contribute assets for stock of the Registrant. Additionally, the Registrant will sell stock to a group of investors that will provide capital to the Registrant. James Monroe and the investors will receive stock equal to 80% of the stock outstanding. It is anticipated that there will be approximately 65,000,000 shares outstanding upon receipt of the assets and the investment. The Registrant will undertake the business of developing, manufacturing and selling ethanol plants.

The LOI is described in more detail below, with such description qualified in its entirety by the LOI which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Letter of Intent dated October 11, 2006, entered in by and among Registrant, James Monroe and Taylor Moffitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINALLY NEW YORK, INC.

Date: October 12, 2006

By: /s/ Leonard H. Luner

Leonard H. Luner,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter of Intent dated October 11, 2006, entered in by and among Registrant, James Monroe and Taylor Moffitt.

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